Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-199733), Post-Effective Amendment No.1 on Form S-8 to Form S-4 (No. 333-248400), and Form S-8 (Nos. 333-249461, 333-228115, 333-211413, and 333-200929) of Enova International, Inc. of our report dated February 26, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 26, 2021